UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	ETM	New York Stock Exchange
Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share
Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry by Entercom Communications Corp. (the “Company”) into the Rights Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On April 20, 2020, the Company entered into a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (as amended from time to time, the “Rights Agreement”), which was previously approved by the Board of Directors of the Company (the “Board of Directors”).

In connection with the Rights Agreement, a dividend was declared of one preferred stock purchase right (each, a “Class A Right”) for each share of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and one preferred stock purchase right (each, a “Class B Right” and, together with the Class A Rights, the “Rights”) for each share of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), outstanding at the close of business on May 5, 2020 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights have become exercisable and until April 20, 2021 (or the earlier redemption, exchange or termination thereof), to purchase from the Company, with respect to each Class A Right, one one-thousandth of a share of the Company’s Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and, with respect to each Class B Right, one one-thousandth of a share of the Company’s Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), at a price of $6.06 per one one-thousandth of a share of Series A Preferred or Series B Preferred, as applicable (in each case, the “Purchase Price”). At the election of the Board of Directors, shares of Series A Preferred and Series B Preferred are convertible into shares of Class A Common Stock and Class B Common Stock, respectively. Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that any person or group of affiliated or associated persons, or any person acting in concert therewith, has acquired, or obtained the right to acquire, beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the Class A Common Stock (an “Acquiring Person”) (subject to certain exceptions described below) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons, or any person acting in concert therewith, becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer (other than a “Qualifying Offer” (as described below)) or an exchange offer the consummation of which would result in any person or group of affiliated or associated persons, or any person acting in concert therewith, becoming an Acquiring Person (the earlier of (i) and (ii), the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of the Summary of Rights attached as Exhibit C to the Rights Agreement. Under the Rights Agreement, synthetic ownership of Class A Common Stock in the form of a derivative security counts towards the ownership threshold, to the extent actual shares of Class A Common Stock equivalent to the economic exposure created by such derivative security are directly or indirectly beneficially owned by a counterparty to such derivative security.

The Rights Agreement provides that any person who beneficially owned 10% (15% in the case of a passive institutional investor) or more of the Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement, together with any affiliates and associates of that person (each, an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such Existing Holder becomes the beneficial owner of one or more additional shares of Class A Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) and upon acquiring such additional shares, such Existing Holder beneficially owns 10% (15% in the case of a passive institutional investor) or more of the Class A Common Stock then outstanding. Joseph M. Field and David J. Field shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless they become the beneficial owners, in the aggregate, of additional shares of Class A Common Stock (excluding shares of Class B Common Stock exchangeable or convertible into Class A Common Stock) representing 2.5% or more of the outstanding shares of Class A Common Stock as of the date of the Rights Agreement (other than (i) as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by them or (ii) pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock). Further, permitted holders of Class B Common Stock will not be deemed to be “acting in concert” with one another for purposes of the Rights Agreement.

The Rights may be transferred only with the Common Stock until the Distribution Date (or the earlier redemption, exchange, termination or expiration of the Rights). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 20, 2021, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Each share of Series A Preferred and Series B Preferred purchasable upon exercise of the applicable Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 1,000 times the dividend, if any, declared per share of Class A Common Stock and Class B Common Stock, as applicable. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred and/or Series B Preferred will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred and/or Series B Preferred will be entitled to an aggregate payment of 1,000 times the payment made per share of Class A Common Stock and/or Class B Common Stock, as applicable. Each share of Series A Preferred will have 1,000 votes on matters submitted to the Company’s shareholders and will vote together with the Class A Common Stock. Each share of Series B Preferred will have (i) 10,000 votes on matters submitted to the Company’s shareholders for which holders of Class B Common Stock are entitled to 10 votes per share of Class B Common Stock, (ii) 1,000 votes on matters submitted to the Company’s shareholders for which holders of Class B Common Stock are entitled to one vote per share of Class B Common Stock and (iii) zero votes on matters submitted to the Company’s shareholders for which holders of Class B Common Stock are not entitled to vote with respect to such shares of Class B Common Stock, and in each case will vote together with the Class B Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred and Series B Preferred will be entitled to receive 1,000 times the amount received per share of Class A Common Stock and Class B Common Stock, as applicable. The Series A Preferred and Series B Preferred will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the dividend and liquidation rights of the Series A Preferred and Series B Preferred, the value of one one-thousandth of a share of Series A Preferred purchasable upon exercise of each Class A Right should approximate the value of one share of Class A Common Stock, and the value of one one-thousandth of a share of Series B Preferred purchasable upon exercise of each Class B Right should approximate the value of one share of Class B Common Stock.

The Purchase Price payable, and the number of one one-thousandths of a share of Series A Preferred and/or Series B Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred and/or Series B Preferred, (ii) upon the grant to holders of the Series A Preferred and/or Series B Preferred of certain rights or warrants to subscribe for or purchase shares of Series A Preferred and/or Series B Preferred or convertible securities at less than the current market price of the Series A Preferred and/or Series B Preferred or (iii) upon the distribution to holders of the Series A Preferred and/or Series B Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in the case of regular periodic cash dividends that have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Series A Preferred and/or Series B Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of, or any person acting in concert with, an Acquiring Person and shares of Common Stock were not changed or exchanged in such merger, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of one-thousandths of a share of Series A Preferred or Series B Preferred, as applicable, equal to the number of shares of Class A Common Stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Class A Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of Series A Preferred or Series B Preferred, as applicable, at an exchange rate of one one-thousandth of a share of Series A Preferred per Class A Right and one one-thousandth of a share of Series B Preferred per Class B Right (in each case, subject to adjustment).

In the event that the Company receives a Qualifying Offer, the holders of record of at least 10% or more of the shares of Common Stock then outstanding (excluding shares of Common Stock that are beneficially owned by the person making the Qualifying Offer) may submit to the Board of Directors a written demand requesting that the Board of Directors call a special meeting of the Company’s shareholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of the Rights Agreement. Such a special meeting may be requested not earlier than 70 nor later than 90 business days following the commencement of a Qualifying Offer. If the Board of Directors has received a demand for such a special meeting that is proper and timely pursuant to the terms of the Rights Agreement, such special meeting shall be convened within 180 business days following commencement of the Qualifying Offer. If such special meeting is not convened within such 180 business day period or at such special meeting, holders of a majority of the voting power of shares of Common Stock entitled to vote thereon vote in favor of exempting the Qualifying Offer, then the Qualifying Offer shall be deemed exempt from the Rights Agreement as of such 180th business day or the date on which the results of such special meeting are certified. In any event, upon the effective date of the exemption of the Rights, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

For purposes of the Rights Agreement, a “Qualifying Offer” is defined generally as a fully financed all-cash tender offer or an exchange offer for common stock of the offeror, or a combination thereof, in each case for all of the outstanding shares of Common Stock at the same per-share consideration, that is determined to have the following characteristics, among other things: (a) is commenced under certain rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) meets certain price requirements; (c) does not result in an investment banking firm issuing an inadequacy opinion; (d) if it is an exchange offer, permits due diligence of the offeror by the Company’s representatives and after such due diligence an investment banking firm issues an opinion stating that the offer is fair from a financial point of view; (e) does not require due diligence of the Company; (f) will remain open for a certain period of time or longer if there is any increase in the consideration offered or if any bona fide alternative offer is commenced; (g) is conditioned on the tender of at least a majority of the voting power of the outstanding shares of Common Stock not held by the offeror; (h) the offeror has committed to consummate a second step transaction to acquire, at the same consideration, any shares not tendered; (i) may not be amended in a way adverse to a tendering shareholder; (j) certain facts and representations are certified by the offeror and the offeror’s Chief Executive Officer and Chief Financial Officer; and (k) if it is an exchange offer, the offeror’s common stock meets certain requirements. For purposes of the Rights Agreement, “fully financed” means that the offeror has sufficient funds for the offer and related expenses, which shall be evidenced as indicated in the Rights Agreement.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate thereof).

One Class A Right and/or Class B Right will be distributed to the Company’s shareholders for each share of Class A Common Stock and/or Class B Common Stock, respectively, owned of record by them on May 5, 2020. As long as the Rights are attached to the Common Stock, the Company will issue one Class A Right or Class B Right, as applicable, with each new share of Class A Common Stock or Class B Common Stock, as applicable, so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, it will reserve and keep available out of its authorized and unissued shares of Series A Preferred and Series B Preferred such number of shares that will be sufficient to permit the exercise in full of all outstanding Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all of the Company’s shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 10% (15% in the case of a passive institutional investor) or more of the Class A Common Stock on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

The Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on April 20, 2020, the Board of Directors approved the Statement with Respect to Shares for Series A Junior Participating Convertible Preferred Stock (the “Series A Statement”) and the Statement with Respect to Shares for Series B Junior Participating Convertible Preferred Stock (the “Series B Statement”). The Series A Statement and the Series B Statement were each filed with the Department of State of the Commonwealth of Pennsylvania on April 21, 2020.

The Series A Statement and the Series B Statement are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. To the extent applicable, the information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K is qualified in its entirety by reference to such exhibits.

Item 8.01	Other Events.

On April 21, 2020, the Company issued a press release announcing the declaration of the Rights. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1    Statement with Respect to Shares for Series A Junior Participating Convertible Preferred Stock of Entercom Communications Corp., filed with the Department of State of the Commonwealth of Pennsylvania on April 21, 2020.

3.2    Statement with Respect to Shares for Series B Junior Participating Convertible Preferred Stock of Entercom Communications Corp., filed with the Department of State of the Commonwealth of Pennsylvania on April 21, 2020.

4.1     Rights Agreement, dated April 20, 2020, between Entercom Communications Corp. and American Stock Transfer & Trust Company, LLC, which includes the Statement with Respect to Shares for Series A Junior Participating Convertible Preferred Stock as Exhibit A-1, the Statement with Respect to Shares for Series B Junior Participating Convertible Preferred Stock as Exhibit A-2, the Form of Right Certificate as Exhibit B-1, the Form of Right Certificate as Exhibit B-2 and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Press Release of Entercom Communications Corp., issued April 21, 2020.

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

/s/ Andrew P. Sutor, IV
Date: April 21, 2020	Andrew P. Sutor, IV
Executive Vice President